                                  EXHIBIT 99.1

                                           CONTACT:              Robert K. Hynes
                                                                 Monica Burrows
                                                                 (212) 355-5200

                                           RELEASE DATE:        November 7, 2002

FOR IMMEDIATE RELEASE

                        WHX ANNOUNCES THIRD QUARTER 2002
                                FINANCIAL RESULTS

New York - WHX Corp. (NYSE: WHX)

            WHX today  reported a net loss of $1.4  million,  on sales of $105.2 million, for the third quarter of 2002 compared with a net loss of $4.5 million, on sales of  $100.3  million  for the third  quarter  of 2001.  After  deducting accruals for  preferred  dividends,  basic and diluted loss per common share was
$1.17 for the third  quarter of 2002 compared with a loss of $1.84 per basic and diluted  common  share for the third  quarter of 2001.  Income  from  continuing operations  was a loss of $15.4  million  or $3.79  per  share  after  deducting preferred  dividends,  for the third quarter of 2002, compared to a loss of $6.1 million or $2.16 per share after deducting  preferred  dividends,  for the third quarter of 2001. As previously announced,  the Company sold all of its shares of capital  stock of Unimast,  Inc. on July 31, 2002 for $95 million.  Accordingly, the  results of  operations  of Unimast  have been  classified  as  discontinued
operations  for the  periods  presented.  Income from  discontinued  operations, including  a gain on sale of $11.7  million,  was  $14.0  million,  or $2.62 per share,  for the third quarter of 2002,  compared to income of $1.6  million,  or
$.32 per share for the third quarter of 2001.

            In the  first  quarter  of 2002 the  Company  adopted  Statement  of
Financial  Accounting  Statement  No. 142 effective  January 1, 2002.  These new rules require,  among other things,  that goodwill and other  intangible  assets with indefinite useful lives no longer be amortized, and that they be tested for impairment at least annually. The adoption of the non-amortization provisions of
SFAS No. 142  resulted  in third  quarter  earnings  improvement  of  continuing operations of $1.8 million over the third quarter of 2001.

            On  November  16,   2000,   one  of  the   Company's   wholly  owned
subsidiaries, Wheeling-Pittsburgh Corporation (WPC), and its subsidiaries, filed
petitions  seeking   reorganization  under  Chapter  11  of  the  United  States

Bankruptcy  Code. As a result of the Bankruptcy  Filing,  the Company has, as of
November 16, 2000, deconsolidated the balance sheet of WPC and its subsidiaries.
As a result of the deconsolidation, the consolidated balance sheets at September
30, 2002 and December  31, 2001 do not include any of the assets or  liabilities of WPC and its  subsidiaries,  and the accompanying  September 30, 2002 and 2001 consolidated statement of operations excludes the operating results of WPC.

THIRD QUARTER INCOME FROM CONTINUING OPERATIONS AND OTHER INCOME

            For the third quarter of 2002, loss from  continuing  operations was
$15.4 million, compared to a loss of $6.1 million in the third quarter of 2001.

            Operating  income from the Precious  Metal  segment  declined by $.1 million  from income of $2.2  million in 2001 to income of $2.1 million in 2002.
Operating income at the Wire & Tubing segment declined by $13.3 million from $.9 million income in the third quarter of 2001 to a $12.4 million loss in the third quarter of 2002. The 2002 quarterly results include a $5.0 million restructuring charge related to the previously  announced  decision to exit certain  stainless steel wire activities,  a $2.9 million  write-down of inventories at the related locations  to disposal  value,  and charges of $4.5  million for excess and slow
moving  inventories  and  allowances  for  doubtful  accounts.   The  Engineered
Materials  segment  reported a decline in operating  income from $3.8 million in the third quarter of 2001 to $3.5 million in the third quarter of 2002 primarily due to continued weakness in the  telecommunications  and construction  markets.
Unallocated  corporate expenses increased from $3.7 million in the third quarter of 2001 to $4.5 million in the third  quarter of 2002.  This increase is related to increased  pension expense of $1.1 million partially offset by a reduction in other G&A expenses.

            In the quarter  ended  September  30, 2002,  the Company  recognized gains of $.3 million from the early retirement of debt.

            Other  expense was $6.4 million for the third  quarter 2002 compared to income of $2.1 million in the third quarter 2001. The 2002 period includes an unrealized  loss on an  investment of $4.5  million,  an  unrealized  loss on an interest  rate swap of $2.3  million,  losses on  disposals  of fixed assets and other expenses,  and investment income of $1.0 million. The 2001 period includes
$4.8 million of income from WHX Entertainment offset by net investment losses.

LIQUIDITY AND CAPITAL

            At September 30, 2002,  total  liquidity of  continuing  operations, comprising  cash,  short-term  investments and funds available under bank credit arrangements,  totaled $166.4  million.  At September 30, 2002,  funds available under credit arrangements totaled $38.1 million.

            This press release contains  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors  created  thereby.  Investors are cautioned that all forward-looking  statements  involve risks and  uncertainty,  including  without limitation,  general economic  conditions,  the ability of the Company to market and sell its products, and the effects of competition and pricing.  Although the
Company believes that the assumptions underlying the forward-looking  statements are reasonable, any of the assumptions could be inaccurate, and therefore, there cannot be assurance that any  forward-looking  statements included in this press release will prove to be  accurate.  In light of the  significant  uncertainties inherent in any  forward-looking  statements  included herein,  the inclusion of such information  should not be regarded as a  representation  by the Company or any other person that the objectives and plans of the Company will be achieved.

CONFERENCE CALL

            WHX  Corporation  invites all  interested  parties to the  Company's third quarter 2002 conference  call scheduled for Tuesday,  November 12, 2002 at
11:00 A.M. EDT.  Callers can  participate by dialing (800) 231-9012 and entering access code 645063. .

                                 WHX CORPORATION
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)

                                                      Three Months Ended Sept. 30, Nine Months Ended Sept. 30,
                                                           2002       2001 (1)       2002        2001 (1)
--------------------------------------------------------------------------------------------------------------
                                                                           (in thousands)

Net sales                                               $ 105,153    $ 100,260    $ 307,135    $ 300,955

Cost of goods sold                                         90,878       80,534      252,099      245,035
                                                        ---------    ---------    ---------    ---------

Gross profit                                               14,275       19,726       55,036       55,920

Selling, general and administrative expenses               20,473       18,365       54,904       58,563

Restructuring charges                                       5,038         --         15,738         --
                                                        ---------    ---------    ---------    ---------

Income (loss) from operations                             (11,236)       1,361      (15,606)      (2,643)
                                                        ---------    ---------    ---------    ---------

Other:
           Interest expense                                 6,135       11,674       21,475       36,783
           Gain on early retirement of debt                   253         --         40,488       19,012
           Other income (expense)                          (6,381)       2,079       (6,705)       5,865
                                                        ---------    ---------    ---------    ---------

Income (loss) from continuing operations before taxes     (23,499)      (8,234)      (3,298)     (14,549)

Tax provision (benefit)                                    (8,130)      (2,147)     (12,074)      (3,317)
                                                        ---------    ---------    ---------    ---------

Income (loss) from continuing operations                  (15,369)      (6,087)       8,776      (11,232)
                                                        ---------    ---------    ---------    ---------

Discontiued operations:
   Income from discontinued operations - net of tax         2,258        1,614       10,601        4,348
   Gain on sale - net of tax of $6,725                     11,747         --         11,747         --
                                                        ---------    ---------    ---------    ---------

                                                           14,005        1,614       22,348        4,348
                                                        ---------    ---------    ---------    ---------
Income (loss) before cumulative effect of an
   accounting change                                       (1,364)      (4,473)      31,124       (6,884)

Cumulative effect of an accounting change                    --           --        (44,000)        --
                                                        ---------    ---------    ---------    ---------

Net income (loss)                                          (1,364)      (4,473)     (12,876)      (6,884)

Dividend requirement for preferred stock                    4,856        4,827       14,368       15,089
                                                        ---------    ---------    ---------    ---------

Net income (loss) applicable to common stock            $  (6,220)   $  (9,300)   $ (27,244)   $ (21,973)
                                                        =========    =========    =========    =========

Basic and diluted per share of common stock (2)

Income (loss) from continuing operations                $   (3.79)   $   (2.16)   $   (1.05)   $   (5.32)
Income from discontinued operation                           2.62         0.32         4.20         0.88
Cumulative effect of an accounting change                    --           --          (8.27)        --
                                                        ---------    ---------    ---------    ---------
Net income (loss) per share                             $   (1.17)   $   (1.84)   $   (5.12)   $   (4.44)
                                                        =========    =========    =========    =========

(1)  The results of the 2001 periods have been  restated to reflect the adoption of SFAS  No.  145 and  the  classification  of  Unimast  as a  discontinued
     operation.

(2)  Per common  share  amounts have been  adjusted to reflect a 1-for-3  common stock split effective August 22, 2002.

                                 WHX CORPORATION
                          BUSINESS SEGMENT INFORMATION
                                  (Unaudited)

(in thousands)                                                    Three Months Ended        Nine Months Ended
                                                                      September 30,           September 30,
                                                                   2002     2001 (1)        2002       2001 (1)
                                                               ----------   --------  ------------    ---------
Revenue

   Precious Metal                                              $  41,663    $  38,173    $ 119,326    $ 130,919
   Wire & Tubing                                              31,510       33,416      101,651      104,791
   Engineered Materials                                           31,980       28,671       86,158       65,245
                                                               ---------    ---------    ---------    ---------
           Consolidated revenue                                $ 105,153    $ 100,260    $ 307,135    $ 300,955
                                                               =========    =========    =========    =========

Segment operating income
   Precious Metal                                              $   2,137    $   2,206    $  (4,033)   $   6,253
   Wire & Tubing                                             (12,408)         855       (8,269)       3,870
   Engineered Materials                                            3,510        3,831        9,904        6,521
                                                               ---------    ---------    ---------    ---------
                                                                  (6,761)       6,892       (2,398)      16,644
                                                               ---------    ---------    ---------    ---------

Unallocated corporate expenses                                     4,475        3,720       13,208       13,857
Goodwill amortization                                               --          1,811         --          5,430
                                                               ---------    ---------    ---------    ---------

    Operating loss                                               (11,236)       1,361      (15,606)      (2,643)

Interest expense                                                   6,135       11,674       21,475       36,783
Gain on early retirement of debt                                     253         --         40,488       19,012
Other income (expense)                                            (6,381)       2,079       (6,705)       5,865
                                                               ---------    ---------    ---------    ---------

         Income (loss) before taxes, discontinued operations
           and cumulative effect of an accounting change         (23,499)      (8,234)      (3,298)     (14,549)

Income tax expense (benefit)                                      (8,130)      (2,147)     (12,074)      (3,317)
Income from discontinued operations - net of tax                   2,258        1,614       10,601        4,348
Gain on sale of Unimast - net of tax of $6,725                    11,747         --         11,747         --
                                                               ---------    ---------    ---------    ---------

          Income (loss) before cumulative effect of an
            accounting change                                     (1,364)      (4,473)      31,124       (6,884)

Cumulative effect of an accounting change - net of tax              --           --        (44,000)        --
                                                               ---------    ---------    ---------    ---------

          Net income (loss)                                    $  (1,364)   $  (4,473)   $ (12,876)   $  (6,884)
                                                               =========    =========    =========    =========

(1)  The results of the 2001 periods have been  restated to reflect the adoption of SFAS  No.  145 and  the  classification  of  Unimast  as a  discontinued
     operation.